Exhibit 1.1

WESTERN ALLIANCE BANCORPORATION

AMENDMENT NO. 1 TO

DISTRIBUTION AGREEMENT

November 18, 2021

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Piper Sandler & Co.

U.S. Bancorp Center

800 Nicollet Mall

Minneapolis, Minnesota 55402

Ladies and Gentlemen:

Reference is made to the Distribution Agreement, dated June 3, 2021 (the “Original Agreement”), by and between Western Alliance Bancorporation, a Delaware corporation (the “Company”) and J.P. Morgan Securities LLC (the “Existing Agent”), with respect to the issuance and sale from time to time by the Company, in the manner and subject to the terms and conditions described in the Distribution Agreement, of up to 4,000,000 shares of Common Stock, $0.0001 par value per share. All capitalized terms used in this Amendment No. 1 to Distribution Agreement (this “Amendment”) and not otherwise defined herein shall have the respective meanings assigned to such terms in the Distribution Agreement. For the avoidance of doubt, all references to the Distribution Agreement in any document related to the transactions contemplated by the Distribution Agreement shall be to the Original Distribution Agreement as amended by this Amendment.

The Company, the Existing Agent, and Piper Sandler & Co. hereby agree as follows:

A. Amendments to Distribution Agreement. The Distribution Agreement is amended as follows:

1. The first sentence of the preamble of the Distribution Agreement is hereby deleted and replaced with the following:

Western Alliance Bancorporation, a Delaware corporation (the “Company”), confirms its agreement with each of J.P. Morgan Securities LLC and Piper Sandler & Co., as agents and/or principal under any Terms Agreement (as defined in Section 1(a) below) (“you” or the “Agents”, and each, an Agent), with respect to the issuance and sale from time to time by the Company, in the manner and subject to the terms and conditions described below in this Distribution Agreement (this “Agreement”), of up to 4,000,000 shares (the “Maximum Number”) of Common Stock, $0.0001 par value per share (the “Common Stock”), of the Company and which shall not exceed the Maximum Number of shares of the Common Stock on the terms set forth in Section 1 of this Agreement.

2. Section 10 of the Distribution Agreement is hereby amended to read as follows:

Notices. All notices and other communications under this Agreement and any Terms Agreement shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of communication, and if to the Agents, shall be sufficient in all respects if delivered or sent to:

J.P. Morgan Securities LLC

383 Madison Avenue, 7th Floor

New York, New York 10179

Attention:   Stephanie Little

    stephanie.y.little@jpmorgan.com

    (312) 732-3229

and

Piper Sandler & Co.

U.S. Bancorp Center

800 Nicollet Mall

Minneapolis, Minnesota 55402

Attention: Equity Capital Markets

with copies to:

Piper Sandler General Counsel

800 Nicollet Mall

Minneapolis, MN 55402

and

LegalCapMarkets@pjc.com

and, if to the Company, shall be sufficient in all respects if delivered or sent to it at:

Western Alliance Bancorporation

One East Washington Street, Suite 1400

Phoenix, Arizona 85004

Attention: Chief Financial Officer

with copies to:

Western Alliance Bancorporation

One East Washington Street, Suite 1400

Phoenix, Arizona 85004

Attention: General Counsel

and

Troutman Pepper Hamilton Sanders LLP

401 9th St., NW, Suite 1000

Washington, DC 20004

Attention: Gregory Parisi, Esq.

gregory.parisi@troutman.com

Notwithstanding the foregoing, Transaction Proposals shall be delivered by the Company to the Agents by telephone or email to Stephanie Little, stephanie.y.little@jpmorgan.com (email), (312) 732-3229 (telephone) or FSG-ecm@psc.com, as the case may be; and Transaction Acceptances shall be delivered by the Agent to the Company by email to John Radwanski (email TreasuryCorporate@WesternAllianceBank.com).

3. The first sentence of the form of Terms Agreement set forth in Exhibit A to the Distribution Agreement is hereby deleted and replaced with the following:

Western Alliance Bancorporation, a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Distribution Agreement dated June 3, 2021 (the “Distribution Agreement”) between (i) the Company and (ii) J.P. Morgan Securities LLC and Piper Sandler & Co. (together, the “Agents”), to issue and sell to the Agent the securities specified in the Schedule hereto (the “Purchased Securities”). Unless otherwise defined below, terms defined in the Distribution Agreement shall have the same meanings when used herein.

4. Piper Sandler & Co. (U.S. Bancorp Center, 800 Nicollet Mall, Minneapolis, Minnesota 55402), is hereby added as an addressee and a signatory to the form of Terms Agreement set forth in Exhibit A to the Distribution Agreement.

5. The preamble to the form of Officer’s Certificate set forth in Exhibit B to the Distribution Agreement is hereby deleted and replaced with the following:

We, [name], [title] of Western Alliance Bancorporation, a Delaware corporation (the “Company”), do hereby certify that this certificate is signed by us pursuant to the Distribution Agreement, as amended on November 18, 2021, between the Company, J.P. Morgan Securities LLC, and Piper Sandler & Co. (the “Agreement”), and do hereby further certify on behalf of the Company, as follows:

6. The preamble to the form of Chief Financial Officer’s Certificate set forth in Exhibit D to the Distribution Agreement is hereby deleted and replaced with the following:

The undersigned, [name], [title] of Western Alliance Bancorporation, a Delaware corporation (the “Company”), does hereby certify, pursuant to the Distribution Agreement dated June 3, 2021 (the “Distribution Agreement”) between the Company, J.P. Morgan Securities LLC, and Piper Sandler & Co., that:

7. On and after the date hereof, all references to the “Agent” in the Distribution Agreement (including the exhibits and schedules thereto) shall hereby be deemed to mean both of J.P. Morgan Securities LLC and Piper Sandler & Co.

8. On and after the date hereof, all references to “Sidley Austin LLP” in the Distribution Agreement shall hereby be deemed to refer to “Squire Patton Boggs (US) LLP”.

B. Representations and Warranties. The Company hereby represents and warrants that the representations and warranties set forth in Section 3 of the Agreement, are true and correct as of the date of this Amendment.

C. Obligations Binding upon Piper Sandler & Co. Piper Sandler & Co. hereby agrees to be bound by the terms of the Distribution Agreement. Piper Sandler & Co. shall be considered to be an Agent under the Distribution Agreement to the same extent as if it were a party to the Distribution Agreement on the date of the execution thereof.

D. Prospectus Supplement. The Company shall file a Prospectus Supplement pursuant to Rule 424(b) of the Act reflecting the terms of this Amendment on the date hereof.

E. No Other Amendments; References to Agreement. Except as set forth in Part A above, all the terms and provisions of the Distribution Agreement shall continue in full force and effect. All references to the Distribution Agreement in the Distribution Agreement or in any other document executed or delivered in connection therewith shall, from the date hereof, be deemed a reference to the Distribution Agreement as amended by this Amendment.

F. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart by one party to the other may be made by facsimile or email transmission.

G. Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the principles of conflicts of laws.

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If the foregoing correctly sets forth the understanding among the Company and each of the Agents, please so indicate in the space provided below for that purpose, whereupon this Amendment No. 1 to Distribution Agreement and your acceptance shall constitute a binding agreement among the Company and each of the Agents.

Very truly yours,

WESTERN ALLIANCE BANCORPORATION

By:	/s/ Dale Gibbons
Name:	Dale Gibbons
Title:	Executive Vice President and Chief Executive Officer

Accepted and agreed to as of the date first above written:

J.P. MORGAN SECURITIES LLC

By:	/s/ Brett Chalmers
Name:	Brett Chalmers
Title:	Vice President

PIPER SANDLER & CO.

By:	/s/ Jennifer Docherty
Name:	Jennifer Docherty
Title:	Managing Director